Exhibit 2 page 1 of 3

           ENTERGY CORPORATION AND SUBSIDIARIES
                CONSOLIDATED BALANCE SHEET
                    DECEMBER 31, 2001
                      (In Thousands)
                       (Unaudited)

                          ASSETS

                      CURRENT ASSETS
Cash and cash equivalents:
  Cash                                                         $129,866
  Temporary cash investments - at cost,
   which approximates market                                    618,327
  Special deposits                                                3,380
                                                            -----------
     Total cash and cash equivalents                            751,573
                                                            -----------
Other temporary investments                                     150,000
Notes receivable                                                  2,137
Accounts receivable:
  Customer                                                      294,799
  Allowance for doubtful accounts                              (19,255)
  Other                                                         286,671
  Accrued unbilled revenues                                     268,680
                                                            -----------
     Total receivables                                          830,895
                                                            -----------
Deferred fuel costs                                             172,444
Accumulated deferred income taxes                                 6,488
Fuel inventory - at average cost                                 97,497
Materials and supplies - at average cost                        460,644
Deferred nuclear refueling outage costs                          79,755
Prepayments and other                                           129,251
                                                            -----------
TOTAL                                                         2,680,684
                                                            -----------

              OTHER PROPERTY AND INVESTMENTS
Investment in affiliates - at equity                            766,103
Decommissioning trust funds                                   1,775,950
Non-utility property - at cost (less accumulated
  depreciation)                                                 295,616
Other                                                           495,542
                                                            -----------
TOTAL                                                         3,333,211
                                                            -----------

              PROPERTY, PLANT AND EQUIPMENT
Electric                                                     26,359,376
Plant acquisition adjustment                                    374,399
Property under capital lease                                    753,310
Natural gas                                                     201,841
Construction work in progress                                   882,829
Nuclear fuel under capital lease                                265,464
Nuclear fuel                                                    232,387
                                                            -----------
TOTAL PROPERTY, PLANT AND EQUIPMENT                          29,069,606
Less - accumulated depreciation and amortization             11,805,578
                                                            -----------
PROPERTY, PLANT AND EQUIPMENT - NET                          17,264,028
                                                            -----------

             DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
  SFAS 109 regulatory asset - net                               946,126
  Unamortized loss on reacquired debt                           166,546
  Other regulatory assets                                       707,439
Long-term receivables                                            28,083
Other                                                           784,194
                                                            -----------
TOTAL                                                         2,632,388
                                                            -----------

TOTAL ASSETS                                                $25,910,311
                                                            ===========

                                 Exhibit 2  page 2 of 3


           ENTERGY CORPORATION AND SUBSIDIARIES
                CONSOLIDATED BALANCE SHEET
                    DECEMBER 31, 2001
                      (In Thousands)
                       (Unaudited)

           LIABILITIES AND SHAREHOLDERS' EQUITY

                   CURRENT LIABILITIES
Currently maturing long-term debt                              $682,771
Notes payable                                                   351,018
Accounts payable                                                592,529
Customer deposits                                               188,230
Taxes accrued                                                   700,133
Nuclear refueling outage costs                                    2,080
Interest accrued                                                192,420
Obligations under capital leases                                149,352
Other                                                           345,387
                                                            -----------
TOTAL                                                         3,203,920
                                                            -----------

          DEFERRED CREDITS AND OTHER LIABILITIES
Accumulated deferred income taxes                             3,574,664
Accumulated deferred investment tax credits                     471,090
Taxes accrued                                                   250,000
Obligations under capital leases                                181,085
Other regulatory liabilities                                    135,878
Decommissioning                                               1,194,333
Transition to competition                                       231,512
Regulatory reserves                                              37,591
Accumulated provisions                                          425,399
Other                                                           852,269
                                                            -----------
TOTAL                                                         7,353,821
                                                            -----------

Long-term debt                                                7,321,028
Preferred stock with sinking fund                                26,185
Preferred stock without sinking fund                            334,337
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trusts holding
  solely junior subordinated deferrable debentures              215,000

                   SHAREHOLDERS' EQUITY
Common stock, $.01 par value, authorized 500,000,000
  shares; issued 248,174,087 shares in 2001                       2,482
Paid-in capital                                               4,662,704
Retained earnings                                             3,638,448
Accumulated other comprehensive loss                           (88,794)
Less - treasury stock, at cost (27,441,384 shares in 2001)      758,820
                                                            -----------
TOTAL                                                         7,456,020
                                                            -----------


TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $25,910,311
                                                            ===========

                                                  Exhibit 2 page 3 of 3


                 ENTERGY CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENT OF INCOME
                 For the Year Ended December 31, 2001
                            (In Thousands)
                              (Unaudited)


                    OPERATING REVENUES
Domestic electric                                            $7,244,827
Natural gas                                                     185,902
Competitive businesses                                        2,190,170
                                                            -----------
TOTAL                                                         9,620,899
                                                            -----------

                    OPERATING EXPENSES
Operating and Maintenance:
   Fuel, fuel-related expenses, and
     gas purchased for resale                                 3,681,677
   Purchased power                                            1,021,432
   Nuclear refueling outage expenses                             89,145
   Other operation and maintenance                            2,151,742
Decommissioning                                                   3,189
Taxes other than income taxes                                   399,849
Depreciation and amortization                                   721,033
Other regulatory charges (credits) - net                       (37,093)
Amortization of rate deferrals                                   16,583
                                                            -----------
TOTAL                                                         8,047,557
                                                            -----------

OPERATING INCOME                                              1,573,342
                                                            -----------

                       OTHER INCOME
Allowance for equity funds used during construction              26,209
Gain on sale of assets - net                                      5,226
Interest and dividend income                                    159,805
Equity in earnings of unconsolidated equity affiliates          180,956
Miscellaneous - net                                            (22,843)
                                                            -----------
TOTAL                                                           349,353
                                                            -----------

                INTEREST AND OTHER CHARGES
Interest on long-term debt                                      544,920
Other interest - net                                            197,638
Distributions on preferred securities of subsidiaries            18,838
Allowance for borrowed funds used during construction          (21,419)
                                                            -----------
TOTAL                                                           739,977
                                                            -----------

INCOME BEFORE INCOME TAXES AND
CUMULATIVE EFFECT OF ACCOUNTING CHANGE                        1,182,718

Income taxes                                                    455,693
                                                            -----------

INCOME BEFORE CUMULATIVE EFFECT
OF ACCOUNTING CHANGE                                            727,025

CUMULATIVE EFFECT OF ACCOUNTING
CHANGE (net of income taxes of $10,064)                          23,482
                                                            -----------

CONSOLIDATED NET INCOME                                         750,507

Preferred dividend requirements and other                        24,311
                                                            -----------

EARNINGS APPLICABLE TO
COMMON STOCK                                                   $726,196
                                                            ===========